July 31, 2023

Sonoco Reports Second Quarter 2023 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its second quarter ended July 2, 2023.
Summary
•Strong performance and cash flows despite operating in a generally disruptive demand environment
•Most of our businesses were at or above expectations for the quarter due to commercial and operational excellence, with particular strength in the flexible packaging and rigid paper container businesses, offset by weakness in the metal packaging and industrial North American region businesses
•Inventory management and destocking trends among our customers as well as inflationary pricing pressures led to lower and increasingly uncertain demand which impacted operational efficiency in our metal and industrials businesses
•Remained disciplined in managing working capital to generate $349 million of operating cash flow in the first six months of 2023
•Lowered full-year Adjusted EPS and Adjusted EBITDA guidance based on lower volume trends in Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”) businesses and expectations of a less favorable price/cost environment in Industrial during the second half of the year
•Maintaining full-year operating cash flow guidance

Second Quarter 2023 Consolidated Financial Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	July 2, 2023	July 3, 2022	Change

Net sales	$1,705	$1,913	(11)%
Operating profit	$188	$197	(5)%
Net income attributable to Sonoco	$115	$132	(13)%
EPS (diluted)	$1.16	$1.33	(13)%

	Three Months Ended
Non-GAAP Results(1)	July 2, 2023	July 3, 2022	Change

Adjusted operating profit	$211	$250	(16)%
Adjusted EBITDA	$275	$312	(12)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$136	$174	(22)%
Adjusted EPS (diluted)	$1.38	$1.76	(22)%

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Sonoco Reports Second Quarter 2023 Results - Page 2
(1) See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Net sales decreased to $1.7 billion driven by lower volumes.
•GAAP operating profit decreased to $188 million as lower overall volume and mix was partially offset by lower acquisition-related and restructuring costs, gains on asset sales, higher price/cost and productivity.
•Achieved net income margin of 6.7% and Adjusted EBITDA margin of 16.1%.
•Effective tax rates on GAAP and Adjusted Earnings were 26.8% and 25.6%, respectively, compared with 25.8% and 25.0%, respectively, from the second quarter of the prior year.
•GAAP net income decreased to $115 million for diluted GAAP EPS of $1.16.
•Adjusted net income attributable to Sonoco decreased to $136 million for diluted Adjusted EPS of $1.38.
•Adjusted operating profit and Adjusted EBITDA declined to $211 million and $275 million, respectively, due to lower overall volume and mix, partially offset by higher price cost and productivity.
•Achieved Adjusted EBITDA margin of 16.1%.

Sonoco President and CEO, Howard Coker stated, “Sonoco continues to operate well with most of our businesses achieving commercial, operational, and productivity objectives. In the second quarter, volume softness beyond our expectations negatively impacted Consumer metal packaging and Industrials. In metal, accelerated inventory reduction programs within our top food and aerosol customers resulted in lower than expected demand and negatively impacted operating leverage. In Industrials, volume for paper and converted products remained low across all geographies and end markets including paper, film, textile, and appliances. Industrial customers cited lower end market demand and customer destocking as factors for the declines. Despite these challenges, our teams generated $349 million of operating cash flow for the first six months of 2023. Throughout the quarter, our teams continued to execute well in a volatile demand environment and I express my sincere appreciation for their continued support of Sonoco and our customers.”

Second Quarter 2023 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer and Industrial, with all remaining businesses reported as All Other.

	Three Months Ended
Consumer Packaging	July 2, 2023	July 3, 2022	Change

Net sales	$924	$990	(7)%
Segment operating profit	$95	$139	(32)%
Segment operating profit margin	10%	14%
Segment Adjusted EBITDA[1]	$125	$168	(25)%
Segment Adjusted EBITDA margin[1]	14%	17%

•Consumer net sales were $924 million as volumes were generally impacted by destocking trends among our customers and inflationary pricing pressures within retail.
•Consumer results included continued strong performance in the flexible packaging and rigid paper container businesses offset by weakness in the metal packaging and rigid plastic businesses.
•Metal packaging operating profit was impacted by continued unfavorable metal price overlap as well as meaningful but non-market share related volume declines in several key food and aerosol accounts.

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Sonoco Reports Second Quarter 2023 Results - Page 3

	Three Months Ended
Industrial Paper Packaging	July 2, 2023	July 3, 2022	Change

Net sales	$585	$727	(20)%
Segment operating profit	$87	$94	(8)%
Segment operating profit margin	15%	13%
Segment Adjusted EBITDA[1]	$115	$121	(5)%
Segment Adjusted EBITDA margin[1]	20%	17%

•Industrial volumes remained low across all regions with limited signs of near-term improvement.
•Net sales decreased 20% to $585 million due to volume and mix weakness in global demand for paper and converted paper products.
•Strong execution in commercial and operational excellence resulted in Adjusted EBITDA margin of 20%.

	Three Months Ended
All Other	July 2, 2023	July 3, 2022	Change

Net sales	$197	$196	—%
Operating profit	$29	$17	73%
Operating profit margin	15%	8%
Adjusted EBITDA[1]	$35	$23	53%
Adjusted EBITDA margin[1]	18%	12%

•Net sales were $197 million as strategic pricing actions were offset by volume and mix declines.
•Operating profit and Adjusted EBITDA improved by 73% and 53%, respectively, primarily due to positive strategic pricing and strong productivity.

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $319 million as of July 2, 2023, compared to $227 million as of December 31, 2022.
•Total debt was $3,153 million as of July 2, 2023, a decrease of $69 million from December 31, 2022.
•On July 2, 2023, the Company had available liquidity of $1,069 million, including the undrawn availability under its revolving credit facilities.
•Cash flow from operating activities for the first six months of 2023 was $349 million, compared to $184 million in the same period of 2022.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first six months of 2023 were $90 million, compared to $144 million in the same period last year. Capital expenditures were $162 million and net proceeds from the sale of our timberland properties were $72 million for the first six months of 2023.
•Free cash flow for the first six months of 2023 was $259 million. See the Company's definition of free cash flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the six months ended July 2, 2023 increased to $98 million compared to $92 million for the same period of the prior year.
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Sonoco Reports Second Quarter 2023 Results - Page 4
Guidance(1)
Third Quarter 2023
•Adjusted EPS(2): $1.25 to $1.35

Full Year 2023
•Adjusted EPS(2): $5.10 to $5.40
•Cash flow from operating activities: $925 million to $975 million
•Free cash flow(3): $620 million to $720 million
•Adjusted EBITDA: $1.02 billion to $1.07 billion

“Based on the softer than expected second quarter results and in recognition of our customers’ cautious forecasts through the remainder of the year, we are reducing our full year guidance. We intend to continue to manage variable and fixed expenses and execute our continuous improvement programs to improve results in the near and long term. While this near-term volume outlook is disappointing, we are optimistic regarding the number of long-term value-creating opportunities available within our diverse portfolio from ongoing operational improvements, accretive acquisitions, and non-core business divestitures which will be timed to maximize value. Our innovative design engagements focused on sustainable packaging and collaboration with customers remain strong, and we remain confident in our strategy, our teams, and our ability to generate strong cash flow and returns for shareholders,” said Coker.
(1) Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the continued challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled Forward-looking Statements in this release.

(2) Third quarter and full-year 2023 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliation of Adjusted EPS guidance have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

(3) See reconciliation of projected cash flow from operating activities to projected free cash flow later in this release.

Conference Call Webcast
Management will host a conference call and webcast to further discuss these results beginning at 8:30 am EDT Tuesday, August 1, 2023. The live conference call and a corresponding presentation can be accessed via the Company’s Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://register.vevent.com/register/BI2e80cd98f361446fa3e24c0a35507e69. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s Investor Relations website for at least 30 days.

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports Second Quarter 2023 Results - Page 5
About Sonoco
Founded in 1899, Sonoco (NYSE:SON) is a global provider of packaging products. With net sales of approximately $7.3 billion in 2022, the Company has approximately 22,000 employees working in more than 310 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products, and a better world, for our customers, employees and communities. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 and was also included in Barron’s 100 Most Sustainable Companies for the fourth consecutive year. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “committed,” “consider,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including third quarter and full-year 2023 outlook; the Company’s ability to manage variable and fixed expenses; opportunities for operational improvements; customer demand and volume outlook; the Company’s relationships with its customers; the Company’s ability to create near-term and long-term value and to generate cash flows and returns for shareholders; expected benefits from accretive acquisitions and divestitures; the effectiveness of the Company’s strategy; the effects of the macroeconomic environment and inflation on the Company and its customers; and outcomes of certain tax issues and tax rates.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to achieve the benefits it expects from acquisitions and divestitures; the Company’s ability to execute on its strategy, including with respect to acquisitions, divestitures, cost management, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs and escalating trade wars, and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, customer destocking and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its goals relating to sustainability and reduction of greenhouse gas emissions; the Company’s ability to return cash to shareholders and create long-term value; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Second Quarter 2023 Results - Page 6

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Net sales	$1,705,290	$1,913,332	$3,435,073	$3,684,314
Cost of sales	1,347,972	1,526,331	2,703,327	2,925,748
Gross profit	357,318	387,001	731,746	758,566
Selling, general, and administrative expenses	170,773	178,962	358,749	369,323
Restructuring/Asset impairment charges	6,057	10,563	34,871	22,705
Gain on divestiture of business and other assets	7,371	—	79,381	—
Operating profit	187,859	197,476	417,507	366,538
Non-operating pension costs	3,342	1,677	7,000	3,002
Net interest expense	32,340	23,161	65,010	42,226
Income before income taxes	152,177	172,638	345,497	321,310
Provision for income taxes	40,740	44,599	87,652	79,888
Income before equity in earnings of affiliates	111,437	128,039	257,845	241,422
Equity in earnings of affiliates, net of tax	3,312	3,728	5,168	5,952
Net income	114,749	131,767	263,013	247,374
Net income attributable to noncontrolling interests	(100)	(95)	(45)	(369)
Net income attributable to Sonoco	$114,649	$131,672	$262,968	$247,005

Weighted average common shares outstanding – diluted	98,872	98,686	98,740	98,621

Diluted earnings per common share	$1.16	$1.33	$2.66	$2.50
Dividends per common share	$0.51	$0.49	$1.00	$0.94

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Sonoco Reports Second Quarter 2023 Results - Page 7

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net sales:
Consumer Packaging	$923,605	$989,982	$1,832,883	$1,858,081
Industrial Paper Packaging	585,143	727,402	1,200,998	1,426,529
All Other	196,542	195,948	401,192	399,704
Net sales	$1,705,290	$1,913,332	$3,435,073	$3,684,314

Operating profit:
Consumer Packaging	$95,225	$139,421	$187,045	$313,030
Industrial Paper Packaging	87,040	94,201	181,407	166,862
All Other	28,675	16,529	55,908	31,053
Corporate
Restructuring/Asset impairment charges	(6,057)	(10,563)	(34,871)	(22,705)
Amortization of acquisition intangibles	(20,539)	(20,871)	(41,703)	(39,671)
Other income/(charges), net	3,515	(21,241)	69,721	(82,031)
Operating profit	$187,859	$197,476	$417,507	$366,538

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	July 2, 2023	July 3, 2022

Net income	$263,013	$247,374
Net (gains)/losses on asset impairment, disposition of assets and divestiture of a business	(58,769)	9,035
Depreciation, depletion and amortization	163,817	151,944
Pension and postretirement plan (contributions), net of non-cash expense	1,039	(26,017)
Changes in working capital	910	(258,479)
Changes in tax accounts	3,327	39,104
Other operating activity	(24,754)	21,504
Net cash provided by operating activities	$348,583	$184,465

Purchases of property, plant and equipment, net	(89,837)	(144,119)
Proceeds from divestiture of business	13,839	—
Cost of acquisitions, net of cash acquired	—	(1,333,769)
Net debt (repayments)/ borrowings	(76,240)	1,427,995
Cash dividends paid	(97,689)	(91,525)
Payments for share repurchases	(10,602)	(3,984)
Other, including effects of exchange rates on cash	3,724	(20,571)
Purchase of noncontrolling interest	—	(14,474)
Net increase in cash and cash equivalents	91,778	4,018
Cash and cash equivalents at beginning of period	227,438	170,978
Cash and cash equivalents at end of period	$319,216	$174,996

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Sonoco Reports Second Quarter 2023 Results - Page 8

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	July 2, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$319,216	$227,438
Trade accounts receivable, net of allowances	888,190	862,712
Other receivables	122,061	99,492
Inventories	942,542	1,095,558
Prepaid expenses	87,867	76,054
	2,359,876	2,361,254
Property, plant and equipment, net	1,747,119	1,710,399
Right of use asset-operating leases	287,154	296,781
Goodwill	1,681,969	1,675,311
Other intangible assets, net	694,762	741,598
Other assets	278,108	267,597
	$7,048,988	$7,052,940
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,064,877	$1,224,556
Notes payable and current portion of long-term debt	437,210	502,440
Accrued taxes	17,490	16,905
	1,519,577	1,743,901
Long-term debt, net of current portion	2,716,253	2,719,783
Noncurrent operating lease liabilities	242,383	250,994
Pension and other postretirement benefits	121,524	120,084
Deferred income taxes and other	149,929	145,381
Total equity	2,299,322	2,072,797
	$7,048,988	$7,052,940

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Sonoco Reports Second Quarter 2023 Results - Page 9
Definition and Reconciliation of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures reflect the Company’s GAAP operating results adjusted to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition/divestiture-related costs;
•gains or losses from the divestiture of businesses or other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments; and
•other items, if any.

1 Restructuring/asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of these items improves the period-to-period comparability and analysis of the underlying financial performance of the business. Non-GAAP figures previously identified by the term “Base” are now identified using the term “Adjusted,” for example “Adjusted Operating Profit,” “Adjusted Net Income,” and “Adjusted EPS.”

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/(loss) attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses or other assets; acquisition/divestiture-related costs; derivative (gains)/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to generally accepted accounting principles, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

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Sonoco Reports Second Quarter 2023 Results - Page 10
To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Whenever Sonoco uses a non-GAAP financial measure it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations. See “Guidance” above for more information regarding the Company’s guidance.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco and Adjusted Diluted EPS

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

	For the three-month period ended July 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$187,859	$152,177	$40,740	$114,649	$1.16
Acquisition/Divestiture-related costs	4,532	4,532	990	3,542	0.03
Changes in LIFO inventory reserves	(1,575)	(1,575)	(395)	(1,180)	(0.01)
Amortization of acquisition intangibles	20,539	20,539	4,992	15,547	0.16
Restructuring/Asset impairment charges	6,057	6,057	1,325	4,669	0.05
Gain on divestiture of business and sale of other assets	(7,371)	(7,371)	(1,825)	(5,546)	(0.06)
Non-operating pension costs	—	3,342	828	2,514	0.03
Net gain from derivatives	(4,288)	(4,288)	(1,070)	(3,219)	(0.04)
Other adjustments	5,187	5,187	212	4,975	0.06
Total adjustments	$23,081	$26,423	$5,057	$21,302	$0.22
Adjusted	$210,940	$178,600	$45,797	$135,951	$1.38
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Second Quarter 2023 Results - Page 11

	For the three-month period ended July 3, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$197,476	$172,638	$44,599	$131,672	$1.33
Acquisition/Divestiture-related costs	12,281	12,281	3,009	9,272	0.09
Changes in LIFO inventory reserves	6,340	6,340	1,563	4,777	0.05
Amortization of acquisition intangibles	20,871	20,871	5,099	15,772	0.16
Restructuring/Asset impairment charges	10,563	10,563	842	9,760	0.10
Non-operating pension costs	—	1,677	461	1,216	0.01
Net loss from derivatives	2,802	2,802	718	2,084	0.02
Other adjustments	(182)	(318)	423	(741)	—
Total adjustments	$52,675	$54,216	$12,115	$42,140	$0.43
Adjusted	$250,151	$226,854	$56,714	$173,812	$1.76
Due to rounding, individual items may not sum appropriately.

	For the six-month period ended July 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$417,507	$345,497	$87,652	$262,968	$2.66
Acquisition/Divestiture-related costs	9,720	9,720	2,270	7,450	0.08
Changes in LIFO inventory reserves	(7,000)	(7,000)	(1,749)	(5,252)	(0.05)
Amortization of acquisition intangibles	41,703	41,703	10,119	31,584	0.32
Restructuring/Asset impairment charges	34,871	34,871	7,959	26,683	0.27
Gain on divestiture of business and sale of other assets	(79,381)	(79,381)	(18,947)	(60,434)	(0.61)
Non-operating pension costs	—	7,000	1,737	5,263	0.05
Net loss from derivatives	1,797	1,797	448	1,348	0.01
Other adjustments	5,144	5,144	1,167	3,979	0.04
Total adjustments	$6,854	$13,854	$3,004	$10,621	$0.11
Adjusted	$424,361	$359,351	$90,656	$273,589	$2.77
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Second Quarter 2023 Results - Page 12

	For the six-month period ended July 3, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$366,538	$321,310	$79,888	$247,005	$2.50
Acquisition/Divestiture-related costs	60,633	60,633	14,764	45,869	0.47
Changes in LIFO inventory reserves	25,390	25,390	6,396	18,994	0.19
Amortization of acquisition intangibles	39,671	39,671	9,728	29,942	0.30
Restructuring/Asset impairment charges	22,705	22,705	2,477	20,329	0.21
Non-operating pension costs	—	3,002	844	2,157	0.02
Net gain from derivatives	(3,795)	(3,795)	(955)	(2,838)	(0.03)
Other adjustments	(198)	(334)	4,619	(4,953)	(0.05)
Total adjustments	$144,406	$147,272	$37,873	$109,500	$1.11
Adjusted	$510,944	$468,582	$117,761	$356,505	$3.61
Due to rounding, individual items may not sum appropriately.

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	July 2, 2023	July 3, 2022

Net income attributable to Sonoco	$114,649	$131,672
Adjustments:
Interest expense	34,284	23,947
Interest income	(1,944)	(786)
Provision for income taxes	40,740	44,599
Depreciation, depletion, and amortization	81,679	78,629
Non-operating pension costs	3,342	1,677
Net income attributable to noncontrolling interests	100	95
Restructuring/Asset impairment charges	6,057	10,563
Changes in LIFO inventory reserves	(1,575)	6,340
Gain from divestiture of business and sale of other assets	(7,371)	—
Acquisition/Divestiture-related costs	4,532	12,281
Net (gain)/loss from derivatives	(4,288)	2,802
Other non-GAAP adjustments	5,187	(182)
Adjusted EBITDA	$275,392	$311,637

Net Sales	$1,705,290	$1,913,332
Adjusted EBITDA Margin	16.1%	16.3%
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Sonoco Reports Second Quarter 2023 Results - Page 13
Segment results viewed by Company’s management to evaluate segment performance do not include restructuring/asset impairment charges, amortization of acquisition intangibles, acquisition/divestiture-related costs, changes in LIFO inventory reserves, gains/losses from the sale of businesses, or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and All Other.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
Three-month period ended July 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$95,225	$87,040	$28,675	$(23,081)	$187,859
Adjustments:
Depreciation, depletion and amortization[1]	29,955	25,008	6,177	20,539	81,679
Equity in earnings of affiliates, net of tax	134	3,178	—	—	3,312
Restructuring/Asset impairment charges[2]	—	—	—	6,057	6,057
Changes in LIFO inventory reserves[3]	—	—	—	(1,575)	(1,575)
Acquisition/Divestiture-related costs[4]	—	—	—	4,532	4,532
Gain from divestiture of business and other assets[5]	—	—	—	(7,371)	(7,371)
Net gains from derivatives[6]	—	—	—	(4,288)	(4,288)
Other non-GAAP adjustments	—	—	—	5,187	5,187
Segment Adjusted EBITDA	$125,314	$115,226	$34,852	$—	$275,392

Net Sales	$923,605	$585,143	$196,542
Segment Operating Profit Margin	10.3%	14.9%	14.6%
Segment Adjusted EBITDA Margin	13.6%	19.7%	17.7%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $14,205, the Industrial segment of $2,565, and All Other of $3,769.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,928, the Industrial segment of $1,987, and All Other of $2,952.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Industrial segment of $(1,575).
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer segment of $112 and the Industrial segment of $60.
5 Included in Corporate is the gain from the sale of the Company’s U.S. BulkSak businesses associated with the Industrial segment.
6 Included in Corporate are net gains on derivatives associated with the Consumer segment of $(600), the Industrial segment of $(2,835), and All Other of $(853).

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Sonoco Reports Second Quarter 2023 Results - Page 14

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
Three-month period ended July 3, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$139,421	$94,201	$16,529	$(52,675)	$197,476
Adjustments:
Depreciation, depletion, and amortization[1]	28,323	23,153	6,282	20,871	78,629
Equity in earnings of affiliates, net of tax	47	3,681	—	—	3,728
Restructuring/Asset impairment charges[2]	—	—	—	10,563	10,563
Changes in LIFO inventory reserves[3]	—	—	—	6,340	6,340
Acquisition/Divestiture-related costs[4]	—	—	—	12,281	12,281
Net losses from derivatives[5]	—	—	—	2,802	2,802
Other non-GAAP adjustments	—	—	—	(182)	(182)
Segment Adjusted EBITDA	$167,791	$121,035	$22,811	$—	$311,637

Net Sales	$989,982	$727,402	$195,948
Segment Operating Profit Margin	14.1%	13.0%	8.4%
Segment Adjusted EBITDA Margin	16.9%	16.6%	11.6%

1 Included in Corporate is amortization of acquisition intangibles associated with the Consumer segment - of $14,423, the Industrial segment of $2,038, and All Other of $4,410.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,798, the Industrial segment of $4,459, and All Other of $(495).
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment - of $4,150 and the Industrial segment of $2,190.
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer segment of $10,490.
5 Included in Corporate are net losses on derivatives associated with the Consumer segment of $406, the Industrial segment of $1,819, and All Other of $577.

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Sonoco Reports Second Quarter 2023 Results - Page 15

Adjusted EBITDA and Adjusted EBITDA Margin
	Six Months Ended
Dollars in thousands	July 2, 2023	July 3, 2022

Net income attributable to Sonoco	$262,968	$247,005
Adjustments:
Interest expense	68,516	44,528
Interest income	(3,506)	(2,302)
Provision for income taxes	87,652	79,888
Depreciation, depletion, and amortization	163,817	151,944
Non-operating pension costs	7,000	3,002
Net income attributable to noncontrolling interests	45	369
Restructuring/Asset impairment charges	34,871	22,705
Changes in LIFO inventory reserves	(7,000)	25,390
Gain from divestiture of business and sale of other assets	(79,381)	—
Acquisition/Divestiture-related costs	9,720	60,633
Net loss/(gain) from derivatives	1,796	(3,794)
Other non-GAAP adjustments	5,144	(198)
Adjusted EBITDA	$551,642	$629,170

Net Sales	$3,435,073	$3,684,314
Net Income Margin	6.7%	6.9%
Adjusted EBITDA Margin	16.1%	17.1%

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Sonoco Reports Second Quarter 2023 Results - Page 16
The following tables reconcile Segment Operating Profit, the closest GAAP measure of profitability, to Segment Adjusted EBITDA.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Six Months Ended July 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$187,045	$181,407	$55,908	$(6,853)	$417,507
Adjustments:
Depreciation, depletion and amortization[1]	59,994	49,886	12,234	41,703	163,817
Equity in earnings of affiliates, net of tax	209	4,959	—	—	5,168
Restructuring/Asset impairment charges[2]	—	—	—	34,871	34,871
Changes in LIFO inventory reserves[3]	—	—	—	(7,000)	(7,000)
Acquisition/Divestiture-related costs[4]	—	—	—	9,720	9,720
Gains from divestiture of business and other assets[5]	—	—	—	(79,381)	(79,381)
Net losses from derivatives[6]	—	—	—	1,796	1,796
Other non-GAAP adjustments	—	—	—	5,144	5,144
Segment Adjusted EBITDA	$247,248	$236,252	$68,142	$—	$551,642

Net Sales	$1,832,883	$1,200,998	$401,192
Segment Operating Profit Margin	10.2%	15.1%	13.9%
Segment Adjusted EBITDA Margin	13.5%	19.7%	17.0%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $28,633, the Industrial segment of $5,499, and All Other of $7,571.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $3,504, the Industrial segment of $26,531, and All Other of $4,109.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(6,103) and the Industrial segment of $(897).
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer segment of $892 and the Industrial segment of $349.
5 Included in Corporate are gains from the divestiture of business and other assets associated with the sale of the Company’s timberland properties in the amount of $(60,945), the sale of its S3 business of in the amount of $(11,065), and the sale of its U.S. BulkSak businesses of $(7,371), all of which were associated with the Industrial segment.
6 Included in Corporate are losses on derivatives associated with the Consumer segment of $274, the Industrial segment of $1,133, and All Other of $389.

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Sonoco Reports Second Quarter 2023 Results - Page 17

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Six Months Ended July 3, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$313,030	$166,862	$31,053	$(144,407)	$366,538
Adjustments:
Depreciation, depletion, and amortization[1]	54,059	45,777	12,437	39,671	151,944
Equity in earnings of affiliates, net of tax	9	5,943	—	—	5,952
Restructuring/Asset impairment charges[2]	—	—	—	22,705	22,705
Changes in LIFO inventory reserves[3]	—	—	—	25,390	25,390
Acquisition/Divestiture-related costs[4]	—	—	—	60,633	60,633
Net gains from derivatives[5]	—	—	—	(3,794)	(3,794)
Other non-GAAP adjustments	—	—	—	(198)	(198)
Segment Adjusted EBITDA	$367,098	$218,582	$43,490	$—	$629,170

Net Sales	$1,858,081	$1,426,529	$399,704
Segment Operating Profit Margin	16.8%	11.7%	7.8%
Segment Adjusted EBITDA Margin	19.8%	15.3%	10.9%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $26,612, the Industrial segment of $4,125, and All Other of $8,934.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $5,109, the Industrial segment of $11,520, and All Other of $(417).
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $24,242 and the Industrial segment of $1,148.
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer segment of $37,184 and the Industrial segment of $1,066.
5 Included in Corporate are net gains on derivatives associated with the Consumer segment of $(550), the Industrial segment of $(2,462), and All Other of $(782).
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Sonoco Reports Second Quarter 2023 Results - Page 18

Free Cash Flow
The Company uses the non-GAAP financial measure of “free cash flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free cash flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Six Months Ended
FREE CASH FLOW	July 2, 2023	July 3, 2022

Net cash provided by operating activities	$348,583	$184,465
Purchase of property, plant and equipment, net	(89,837)	(144,119)
Free Cash Flow	$258,746	$40,346

	Year Ended
	Estimated Low End	Estimated High End
FREE CASH FLOW	December 31, 2023	December 31, 2023
Net cash provided by operating activities	$925,000	$975,000
Purchase of property, plant and equipment, net	(305,000)	(255,000)
Free Cash Flow	$620,000	$720,000

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